Exhibit 20.1
Nissan Auto Lease Trust 2005-A
Settlement Statement for the month ended October 31, 2005

Collection Period Start	1-Oct-05	Distribution Date	15-Nov-05
Collection Period End	31-Oct-05	30/360 Days	20
Beg. of Interest Period	25-Oct-05	Actual/360 Days	21
End of Interest Period	15-Nov-05

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,550,442,391.02	1,550,442,391.02	1,524,764,161.52	0.9834381
Total Securities		1,550,442,391.02	1,550,442,391.02	1,524,764,161.52	0.9834381
Class A-1 Notes	4.271000%	219,700,000.00	219,700,000.00	194,021,770.50	0.8831214
Class A-2 Notes	4.610000%	242,000,000.00	242,000,000.00	242,000,000.00	1.0000000
Class A-3 Notes	4.700000%	445,000,000.00	445,000,000.00	445,000,000.00	1.0000000
Class A-4 Notes	4.087500%	488,700,000.00	488,700,000.00	488,700,000.00	1.0000000
Certificates	0.000000%	155,042,391.02	155,042,391.02	155,042,391.02	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	25,678,229.50	547,364.24	116.8786049	2.4914167
Class A-2 Notes	0.00	619,788.89	0.0000000	2.5611111
Class A-3 Notes	0.00	1,161,944.44	0.0000000	2.6111111
Class A-4 Notes	0.00	1,165,244.06	0.0000000	2.3843750
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	25,678,229.50	3,494,341.63

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	21,525,982.08
Monthly Interest	6,471,198.56
Total Monthly Payments	27,997,180.64

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	2,828,270.96
Aggregate Sales Proceeds Advance	432,672.00
Total Advances	3,260,942.96

Vehicle Disposition Proceeds:
Reallocation Payments	181,516.85
Repurchase Payments	72,678.70
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	6,750,429.39
Excess Wear and Tear and Excess Mileage	349.86
Remaining Payoffs	0.00
Net Insurance Proceeds	885,883.16
Residual Value Surplus	0.00
Total Collections	39,148,981.56

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	68,257	1,698,657,476.87	8.15000%	1,550,442,391.02
Total Depreciation Received		(21,457,913.29)		(17,595,034.81)
Principal Amount of Gross Losses	(38)	(969,950.94)		(891,071.56)
Repurchase / Reallocation	(3)	(77,763.10)		(72,678.70)
Early Terminations	(7)	(183,213.71)		(166,806.05)
Scheduled Terminations	(324)	(7,283,654.83)		(6,952,638.38)
Pool Balance - End of Period	67,885	1,668,684,981.00	8.15000%	1,524,764,161.52

III. DISTRIBUTIONS

Total Collections					39,148,981.56
Reserve Amounts Available for Distribution					0.00
Total Available for Distribution					39,148,981.56

1. Amounts due Indenture Trustee as Compensation or Indemnity					0.00
2. Reimbursement of Payment Advance					0.00
3. Reimbursement of Sales Proceeds Advance					0.00
4. Servicing Fee:
Servicing Fee Due					1,292,035.33
Servicing Fee Paid					1,292,035.33
Servicing Fee Shortfall					0.00
Total Trustee, Advances and Servicing Fee Paid					1,292,035.33

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall					0.00
Class A-1 Notes Interest on Interest Carryover Shortfall					0.00
Class A-1 Notes Monthly Available Interest Distribution Amount					547,364.24

Class A-1 Notes Monthly Interest Paid					547,364.24
Chg in Class A-1 Notes Int. Carryover Shortfall					0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall					0.00
Class A-2 Notes Interest on Interest Carryover Shortfall					0.00
Class A-2 Notes Monthly Available Interest Distribution Amount					619,788.89

Class A-2 Notes Monthly Interest Paid					619,788.89
Chg in Class A-2 Notes Int. Carryover Shortfall					0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall					0.00
Class A-3 Notes Interest on Interest Carryover Shortfall					0.00
Class A-3 Notes Monthly Available Interest Distribution Amount					1,161,944.44

Class A-3 Notes Monthly Interest Paid					1,161,944.44
Chg in Class A-3 Notes Int. Carryover Shortfall					0.00

Class A-4 Monthly Interest
Class A-4 Notes Interest Carryover Shortfall	0.00
Class A-4 Notes Interest on Interest Carryover Shortfall	0.00
Class A-4 Notes Monthly Available Interest Distribution Amount	1,165,244.06

Class A-4 Notes Monthly Interest Paid	1,165,244.06
Chg in Class A-4 Notes Int. Carryover Shortfall	0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall	0.00
Certificate Interest on Interest Carryover Shortfall	0.00
Certificate Monthly Available Interest Distribution Amount	0.00

Certificate Monthly Interest Paid	0.00
Chg in Certificate Int. Carryover Shortfall	0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due	3,494,341.63
Total Note and Certificate Monthly Interest Paid	3,494,341.63
Total Note and Certificate Interest Carryover Shortfall	0.00
Chg in Total Note and Certificate Int. Carryover Shortfall	0.00

Total Available for Principal Distribution	34,362,604.60

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes	25,678,229.50

Total Class A Noteholders' Principal Carryover Shortfall	0.00
Total Class A Noteholders' Principal Distributable Amount	25,678,229.50
Chg in Total Class A Noteholders' Principal Carryover Shortfall	0.00

7. Total Monthly Principal Paid on the Certificates	0.00

Total Certificateholders' Principal Carryover Shortfall	0.00
Total Certificateholders' Principal Distributable Amount	0.00
Chg in Total Certificateholders' Principal Carryover Shortfall	0.00

Remaining Available Collections	8,684,375.10

IV. RESERVE ACCOUNT

Initial Reserve Account Amount		15,504,423.91
Required Reserve Account Amount		46,513,271.73
Beginning Reserve Account Balance		15,504,423.91
Reinvestment Income for the Period		13,693.21
Reserve Fund Available for Distribution		15,518,117.12
Reserve Fund Draw Amount		0.00
Deposit of Remaining Available Collections		8,684,375.10
Gross Reserve Account Balance		24,202,492.22
Remaining Available Collections Released to Seller		0.00
Ending Reserve Account Balance		24,202,492.22

V. POOL STATISTICS

Weighted Average Remaining Maturity		29.73
Monthly Prepayment Speed		66.000%
Lifetime Prepayment Speed		66.000%

	$	units
Recoveries of Defaulted and Casualty Receivables	885,883.16
Securitization Value of Defaulted Receivables and Casualty Receivables	891,071.56	38
Aggregate Defaulted and Casualty Gain (Loss)	(5,188.40)
Pool Balance at Beginning of Collection Period	1,550,442,391.02
Net Loss Ratio	-0.0003%

Cumulative Net Losses for all Periods	0.0003%	5,188.40

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	10,908,968.09	480
61-90 Days Delinquent	0.00	0
91-120+ Days Delinquent	0.00	0
Total Delinquent Receivables:	10,908,968.09	480
60+ Days Delinquencies as Percentage of Receivables	0.00%

Aggregate Sales Performance of Auctioned Vehicles	$	units
Sales Proceeds	181,516.85	12
Securitization Value	268,590.26
Aggregate Residual Gain (Loss)	(87,073.41)

Cumulative Sales Performance of Auctioned Vehicles	$	units
Cumulative Sales Proceeds	181,516.85	12
Cumulative Securitization Value	268,590.26
Cumulative Residual Gain (Loss)	(87,073.41)

VI. Reconciliation of Advances	.

Beginning Balance of Residual Advance		0.00
Reimbursement of Outstanding Advance		0.00
Additional Advances for current period		432,672.00
Ending Balance of Residual Advance		432,672.00

Beginning Balance of Payment Advance		0.00
Reimbursement of Outstanding Payment Advance		0.00
Additional Payment Advances for current period		2,828,270.96
Ending Balance of Payment Advance		2,828,270.96